                                                                    EXHIBIT 99.1

                                   [LETTERHEAD OF SIZZLER INTERNATIONAL, INC.]

N E W S   B U L L E T I N          RE:  SIZZLER INTERNATIONAL, INC.
                                        6101 W. Centinel Ave., Suite 200
                                        Culver City,  CA 90230
     FROM:                              (310) 568-0135
                                        NYSE: SZ

[LOGO OF THE FINANCIAL RELATIONS BOARD]


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FOR FURTHER INFORMATION:

AT THE COMPANY:                                                AT THE FINANCIAL RELATIONS BOARD:
Charles L. Boppell               Kim Forster                   Haris Tajyar            Tricia Ross
President and CEO                Vice President, Planning      General Information     Investor/Analyst Contact
(310) 568-0135                   (310) 568-0135                (310) 442-0599          (310) 442-0599
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FOR IMMEDIATE RELEASE
January 31, 2001


             SIZZLER ANNOUNCES OPENING OF TENTH OSCAR'S RESTAURANT

CULVER CITY, CA-- January 31, 2001--Sizzler International, Inc. (NYSE: SZ) announced today the opening of the tenth Oscar's restaurant, located in Lake Forest, California. This is the third Oscar's in Orange County, reflecting the company's strategy of expanding into neighboring counties from its San Diego base.

"We're pleased to announce this Oscar's grand-opening, which benefited the Make-A-Wish Foundation of Orange County," said Charles L. Boppell, President and CEO of Sizzler International, Inc. "Continuing to open new Oscar's is a key element of Sizzler's long term growth strategy and an important driver of future revenue and earnings growth. During 2001, we expect to open several more Oscar's in Southern California. With a strong regional following in San Diego, Oscar's has proven that its management, menu and operating model are ideally positioned for expansion into new markets."


Oscar's was founded in 1991 with the intention of serving great food fast to accommodate busy lives. The company currently operates 10 restaurants in San Diego and Orange Counties in California, and in Phoenix. Sizzler International, Inc. acquired an 82 percent interest in the company in August 2000.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 348 Sizzler(R) restaurants worldwide, in addition to 105 KFC(R) restaurants primarily located in Queensland, Australia and 10 Oscar's in the southwest United States.

Certain statements contained in this document may be deemed to be forward-looking statements under federal securities laws. These include statements regarding (1) the continued success of the operations of Oscar's restaurants; and (2) the timing of the opening and the location of future Oscar's restaurants. Sizzler cautions that these statements are qualified in their entirety by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to (a) the continued success of Oscar's food offerings; (b) the ability to successfully identify, acquire and develop additional locations for Oscar's restaurants; and (c)

                                    - more -

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Sizzler International, Inc.
Page 2 of 2

other risks as detailed from time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.





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